INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of February 14, 2006, is made by and among BARNABUS ENERGY, INC., a Nevada corporation (the “Company”), and the purchasers listed on the signature page hereto (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell the Purchased Securities to the Purchasers; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchasers wish to acquire the Purchased Securities;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement the following terms have the meanings set forth in this Article I.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law or executive order to close.

“Charter” means the articles or certificate of incorporation or formation, statute, constitution, joint venture or partnership agreement, limited liability company agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be converted or reclassified.

“Company” has the meaning specified in the introduction to this Agreement.

“Debentures” means an aggregate of $5 million in principal amount of 0% 30-month subordinated debentures in substantially the form set forth on Exhibit A-I issued to the respective Purchasers in the respective principal amounts set forth opposite each such Purchaser's name on the signature page hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity and any government, governmental department or agency or political subdivision thereof.

“Purchased Securities” means the Debentures and the Warrants.

“Purchaser” and “Purchasers” has the meaning specified in introduction to this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith by and between the Company and the Purchasers, substantially in the form set forth on Exhibit A-III.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Warrants” means warrants to purchase shares of Common Stock in substantially the form set forth on Exhibit A-II issued to the respective Purchasers in the respective l amounts set forth opposite each such Purchaser's name on the signature page hereto.

ARTICLE II

SALE AND PURCHASE OF PURCHASED SECURITIES

SECTION 2.1. Investment Transactions.

(a) Sale and Purchase of the Purchased Securities. For value received, and on the terms and subject to all of the conditions set forth herein, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase, the Purchased Securities in exchange for a payment to the Company at the Closing of FIVE MILLION DOLLARS ($5,000,000.00), less fees payable under Section 2.3..

(b) Deliveries. At the Closing, the Company shall deliver to the Purchasers the following:

(i) the Debentures, duly executed by the Company; and

(ii) the Warrants duly executed by the Company;

and the Purchasers shall deliver to the Company the aggregate sum of FIVE MILLION DOLLARS ($5,000,000.00) less fees payable under Section 2.3 by wire transfer in immediately available funds to an account designated by the Company to the Purchasers.

SECTION 2.2. Closing. The closing of the purchase and sale of Purchased Securities (the “Closing”) hereunder shall take place remotely by means of mail, facsimile and electronic mail (with originally executed documents to be exchanged immediately thereafter). The Closing shall be held on February 8, 2006 or on such other date as may be agreed to by the Purchasers and the Company (the “Closing Date”). At the Closing, (i) the Company shall issue, sell and deliver to each Purchaser the Purchased Securities to be issued to such Purchaser at such Closing by executing one or more Debentures and Warrants that in the aggregate represent such Purchased Securities, a copy of this Agreement and of the Registration Rights Agreement, sending a copy of the executed signature page of a copy of such Purchased Securities, this Agreement and the Registration Rights Agreement to each such Purchaser by facsimile at the number provided by such Purchaser for such purpose and placing executed copies of such executed Purchased Securities, this Agreement and the Registration Rights Agreement in the hands of a reputable private delivery service for delivery to such Purchaser, and (ii) each such Purchaser shall pay the aggregate purchase price therefor by instructing counsel to wire transfer immediately available funds to an account designated in writing by the Company, shall execute the signature page to this Agreement and the Registration Rights Agreement and send the same by facsimile to the Company at (858) 794-8811 in the United States of America and shall place such executed signature pages in the hands of a reputable private delivery service for delivery to the Company.

SECTION 2.3. Attorneys Fees. The Purchasers and the Company acknowledge that the Purchasers' counsel will deduct, prior to forwarding the $5,000,000 to the Company pursuant to Section 2.1(b), outstanding fees to a maximum of $25,000.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchasers to enter into this Agreement and to induce the Purchasers to purchase the Purchased Securities, the Company hereby represents and warrants, as of the date hereof and as each Closing Date, that:

SECTION 3.1. Organization and Good Standing. The Company is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

SECTION 3.2. Authorization. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, and the issuance and sale by the Company of the Purchased Securities hereunder: (a) are within the Company’s power and authority; (b) have been duly authorized by all necessary corporate and other proceedings; (c) has been duly executed and delivered by an authorized officer of the Company; and (d) do not and will not result in the creation of any lien upon any of the Company’s property or conflict with or result in any breach of any provision of the Company’s Charter, or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Company is subject.

SECTION 3.3. Enforceability. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, and the issuance and sale by the Company of the Purchased Securities hereunder, will result in legally binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof and thereof except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement and/or in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

SECTION 3.4. SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (the foregoing reports, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS OF THE PURCHASERS

SECTION 4.1. Investment Intent. Each Purchaser hereby represents, warrants and covenants to the Company that such Purchaser will acquire the Purchased Securities to be purchased by the Purchaser hereunder (and the securities received upon exercise or conversion thereof) for investment only for the Purchaser’s own account, not as a nominee or agent and not with a view to the sale or distribution of any part thereof. The Purchaser hereby agrees that it will not transfer the Purchased Securities or any securities received upon conversion or exercise thereof in a manner that will violate the Securities Act.

SECTION 4.2. Authorization. Each Purchaser hereby represents and warrants to the Company that each of this Agreement and the Registration Rights Agreement has been executed by a duly authorized Person on its behalf; and its execution, delivery and performance hereof have been duly authorized by all appropriate action and do not and will not conflict with or result in any breach of any provision of any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which it is subject.

SECTION 4.3. Enforceability. Each Purchaser hereby represents and warrants that the execution and delivery by it of this Agreement and the Registration Rights Agreement will result in legally binding obligations of it enforceable against it in accordance with the respective terms and provisions hereof and thereof except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

SECTION 4.4. Exemption. Each Purchaser understands that the Purchased Securities and any securities received upon exercise or conversion of the Purchased Securities are not registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof and Regulation S thereunder, and that the Company’s reliance on such exemptions is predicated on the Purchaser’s representations set forth herein.

SECTION 4.5. Experience. Each Purchaser represents that it has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, is familiar with the risks associated with the business and operations of the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in the Purchased Securities. The Purchaser represents that it has had, during the course of the transaction and prior to the purchase of the Purchased Securities, the opportunity to request information from and ask questions of the Company and its officers, employees and agents, concerning the Company, its assets, business and operations and to receive information and answers to such requests and questions.

SECTION 4.6. Restricted Securities. The Purchaser understands that the Purchased Securities and any securities received upon exercise or conversion thereof are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Purchased Securities and any securities received upon exercise or conversion thereof may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Purchased Securities and any securities received upon exercise or conversion thereof must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser acknowledges that each certificate representing the Purchased Securities or any securities issuable upon exercise or conversion thereof shall bear a legend substantially in the following form:

“THE SECURITY REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION IN EFFECT UNDER SUCH ACT UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT DEMONSTRATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

The foregoing legend shall be removed from the certificates representing any Purchased Securities, at the request of the holder thereof, at such time as (i) they become eligible for resale pursuant to an effective registration statement or Rule 144(k) under the Securities Act or (ii) the Company shall have received an opinion of counsel or other evidence reasonably acceptable to the Company to the effect that any transfer of the Purchased Securities represented by such certificates or the securities issued upon conversion or exercise thereof will not violate the Securities Act and applicable state securities laws.

SECTION 4.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser will not to make any disposition of all or any portion of the Purchaser’s Purchased Securities and any securities received upon exercise or conversion thereof unless and until one of the following conditions have been satisfied:

(i) There is then in effect a Registration Statement under the Securities Act covering the shares intended to be disposed of, and such disposition is made in accordance with such Registration Statement; or

(ii) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company to the effect that such disposition will not require registration under the Securities Act, or the Purchaser shall have otherwise sold such shares pursuant to Rule 144 under the Securities Act.

SECTION 4.8. Accredited Investor. Each Purchaser hereby represents and warrants that:

(i) such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or

(ii) (A) such Purchaser (if a natural person) is NOT a resident of the United States of America or any State of the United States, or territory or possession of the United States, or the District of Columbia (collectively, the "USA") and is NOT purchasing or considering purchasing the Securities for the account or benefit of a resident of the USA, or (B) such Purchaser (if not a natural person) is NOT organized or incorporated under the laws of the United States of America or any State of the United States, or territory or possession of the United States, or the District of Columbia (collectively, the "USA"), and is NOT organized by a natural person resident in the USA, or by a partnership or corporation organized under the laws of the USA, or by any estate governed under USA law of which any executor or administrator is a resident or organized under the laws of the USA, or by any trust of which any trustee is a resident or organized under the laws of the USA.

SECTION 4.9. Brokers or Finders. The Purchaser hereby represents that it has not taken any action that would result in the Company incurring any liability for brokerage or finders’ fees or agents’ commissions for any similar charges in connection with the transactions contemplated by this Agreement.

SECTION 4.10. Purchase for Own Account. The Purchased Securities acquired by each Purchaser, and any securities acquired upon exercise or conversion of the same, will be acquired by such Purchaser for such Purchaser's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

ARTICLE V

CONDITIONS TO THE PURCHASER’S OBLIGATIONS TO PURCHASE THE INITIAL OR REQUESTED SHARES

The Purchaser’s obligation to purchase Purchased Securities pursuant to Section 2.1 of this Agreement is subject to compliance by the Company with its agreements and representations herein contained, and to the satisfaction, on or prior to the applicable Closing Date, of the following conditions (except to the extent any such conditions may be waived in writing by a particular Purchaser):

SECTION 5.1. Representations and Warranties. The Company’s representations and warranties contained in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by each of them prior to the Closing.

SECTION 5.2. Legality; Governmental and Other Authorizations. The purchase of the Purchased Securities to be acquired on such Closing Date by the Purchasers shall not be prohibited by any law or governmental order or regulation, and shall not subject the Purchasers to any penalty, special tax or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement shall have been duly obtained or made and shall be in full force and effect other than any applicable state securities law or blue sky filings.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The Company’s obligation to sell and issue the Purchased Securities pursuant to this Agreement is subject to compliance by the Purchaser with the agreements herein contained, and to the satisfaction on or prior to the applicable Closing Date, of the following conditions:

SECTION 6.1. Representations. The representations made by the Purchasers in Article IV hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

SECTION 6.2. Legality; Governmental and Other Authorizations. The issuance and sale of the Purchased Securities by the Company at such Closing shall not be prohibited by any law or governmental order or regulation, and shall not subject the Company to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement shall have been duly obtained or made and shall be in full force and effect other than any applicable state securities law or blue sky filings.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

David Saltman
President and CEO
Barnabus Energy, Inc.
514 Via De La Valle
Suite 200
Solana Beach, CA 92075
Fax: (858) 794-8811

with a copy to:

Edwards Angell Palmer & Dodge LLP
750 Lexington Avenue
New York, NY 10022
Attention:  D. Roger Glenn
Fax: (212) 308-4844

If to Purchasers at the addresses set forth on the signature page hereto.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

SECTION 7.2. Amendments and Waivers, Joinder. Except as otherwise expressly provided herein, any term of this Agreement may be amended only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and each holder of any Purchased Securities sold pursuant to this Agreement.

SECTION 7.3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.

SECTION 7.5. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous discussions, agreements and understandings related to said subject matter.

SECTION 7.6. Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive until 12 months from the date hereof.

SECTION 7.7. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Securities.

SECTION 7.8. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to the conflicts of law provisions thereunder.

SECTION 7.9. Fees and Expenses of Counsel. At the Closing, the Company shall pay up to $25,000 of bona fide expenses, including legal fees, incurred by the Purchasers upon delivery by the Purchasers to the Company of appropriate and customary documentation thereof.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned who hereby agrees to be bound by the terms and provisions set forth in the Agreement.

BARNABUS ENERGY, INC.

By:	/s/
Name: David Saltman
Title: President and CEO

PURCHASERS

By:	/s/
Name: Nadelson Internacional S.A.
Address: Karyna Condominium San Jose, Costa Rica Fax number: Amount of investment: $750,000 Number of Warrants: 336,323

EXHIBIT A-I

Form of Debenture

EXHIBIT A-II

Form of Warrant

EXHIBIT A-III

Form of Registration Rights Agreement